Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 10, 2010, relating to the financial statements of FutureScripts, LLC for the year ended December 31, 2009, appearing in Form 8-K of Catalyst Health Solutions, Inc. dated April 4, 2011, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, PA
April 4, 2011